AMENDMENT NO 3
TO PAR PACIFIC HOLDINGS INC
SEVERANCE PLAN FOR SENIOR OFFICERS
Par Pacific Holdings, Inc. (the “Company”) adopts this Amendment No. 3 (this “Amendment”) to the Par Pacific Holdings, Inc. Severance Plan for Senior Officers, effective March 7, 2017, as amended effective May 1, 2017 and May 23, 2022 (the “Plan”). This Amendment is effective November 2, 2026, following approval by the Company’s Board of Directors pursuant to Section 8.1 of the Plan.
The Company desires to extend participation in the Plan to all members of its Executive Leadership Team while preserving the Plan’s other terms. Capitalized terms not defined in this Amendment have the meanings assigned to them in the Plan.
1 Executive Leadership Team Eligibility
Section 2.16 of the Plan is amended by adding the following at the end of that section:
“In addition to the individuals otherwise included in this definition, Executive includes each individual employed directly by the Company Group on a regular, full-time basis who is a member of the Company’s Executive Leadership Team, as designated by the Company and reflected in its official personnel records. This provision applies to the entire Executive Leadership Team and does not require a member to hold one of the positions otherwise enumerated in this Section 2.16.”
2 Continuing Plan Terms
This Amendment expands eligibility only. All existing requirements for benefits, benefit amounts, payment schedules, release and restrictive covenant conditions, offsets, tax provisions and director resignation requirements remain unchanged. Existing eligibility under Section 2.16 is not eliminated by this Amendment. Except as expressly amended, the Plan continues in full force and effect.
3 Governing Law
The Plan’s governing law provision applies to this Amendment.
The Company has caused this Amendment to be executed by its duly authorized officer. The execution date below is the actual date of signing.
PAR PACIFIC HOLDINGS, INC.
By:  /s/ Jeffrey R. Hollis
Name: Jeffrey R. Hollis
Title: Senior Vice President, General Counsel and Secretary
Date signed: November 2, 2026
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